Exhibit 99.1

WATCHGUARD TECHNOLOGIES, INC.

QUESTIONNAIRE PROVIDED TO INFONETICS

FOURTH QUARTER 2005

Note: The revenue figures below only relate to select WatchGuard products, are calculated in accordance with Infonetics own methodology and do not represent WatchGuard’s revenues as they would be calculated in accordance with GAAP. Accordingly, these figures should not be relied upon as an indicator of WatchGuard’s actual financial results.

	4Q05 Shipments				WW
	North America	EMEA	Asia Pacific	CALA
Integrated Security Appliances and Software
Integrated security appliances
<$490
Units	2,142	1,815	342		4,299
Revenue	$751,530	$651,097	$131,144		1,533,771
$490 to $1,499
Units	2,844	2,075	300		5,219
Revenue	$1,335,477	$964,508	$161,399		2,461,384
$1,500 to $4,999
Units	1,317	1,636	784		3,737
Revenue	$2,509,580	$2,913,936	$1,420,548		6,844,064
$5,000 to $9,999
Units	51	57	47		155
Revenue	$224,446	$246,687	$193,994		665,127
$10,000 to $29,999
Units	18	25	20		63
Revenue	$163,636	$204,546	$169,159		537,341
≥$30,000
Units
Revenue
Hardware-Secure Routers
Units
Revenue
VPN and firewall security software
Units
Revenue
SSL VPN gateways
Units
Revenue
IDS/IPS
Host-based IPS products
Agents
Revenue
Host-based IDS products
Agents
Revenue
Network-based in-line IDS/IPS
Units
Revenue
Network-based traditional IDS
Units
Revenue
Gateway Anti-Virus
Units
Revenue
Web Firewalls
Units
Revenue